Apix International Limited

                            Loan Facility Term Sheet

                      Loan Roll-Over and Facility Increase



Borrower:

         Cardima Inc.
         47266 Benicia Street
         Fremont, California 94538-7330
         Attn:  Gabe Vegh

Lender:

         Apix International Limited
         Attn:    Mr. Victor Lee
         Attn:    Mr. Robert Cheney



Facility:

$4,560,000.00 (loan amount provided to May 18, 2006 and fully drawn down)

$3,375,000.00 (additional advances made from May 18 to December 14, 2006 and fully drawn down)

$5,625,000.00 New Loan Facility

Current Status:

Cardima Inc. (the "Borrower") has entered into a Loan Agreement and related security agreements with Apix International Limited (the "Lender" and/or
"Apix"). The Borrower has borrowed the full amounts available under its loan agreements and extensions and roll-overs thereof. The Borrower has also received advances in addition to those provided for in the loan agreements. The Loan and the related Fees, Interest and Expenses matured on 18 May, 2006 and are due and owing in full. As at the date of this term sheet the consolidated amounts owing by the Borrower to the Lender exceed $9 million dollars.

The Borrower has indicated to the Lender that it is unable to repay the Loan or any part thereof. The Borrower has requested that the Lender extend the maturity of the existing Loan and advances and provide an additional loan facility as set forth herein.

The purpose of this Term Sheet is to set forth the mutually agreed terms for the roll-over of the existing loan facility and the grant of an additional loan facility to the Borrower.

New Term/ Maturity Date:

Subject to the terms set forth herein the existing loan facility which matured on May 18, 2006 will be rolled forward and a new loan facility will be provided at the sole and absolute discretion of the Lender.

The principal amount advanced by the Lender to the Borrower under the Loan as at May 18, 2006 was $4,560,000.00 (the "Principal Amount").

The further advances made by the Lender to the Borrower subsequent to May 18, 2006, total a further principal amount of $3,375,000.00 to December 14, 2006. These advances are comprised of 15 separate bi-monthly advances of $225,000.00 (the "Further Advances").

The Further Advances shall and are hereby agreed to have been made on the same terms in respect of fees, interest and all other material terms as if they had been made pursuant to the prior term sheet which expired after May 18, 2006. This means that in respect of each such advance there shall be an additional Exit Fee payable of US $80,000.00 for total additional Exit Fees of $1,200,000.00 in respect of all 15 advances. Additionally, each advance shall require the issuance of 3.8 million additional warrants on the same terms as provided for in the prior Term Sheet for a total of an additional 57 million warrants in respect of all 15 advances.

The Further Advances shall be added to the Principal Amount of the loan effective the date of receipt by the Borrower for the purposes of calculating interest which shall be calculated on the basis that the funds were received pursuant to the prior Term Sheet.

As advances are made under this current Term Sheet facility (the "New Facility") they shall be added to the Principal Amount effective the date of receipt by the Borrower for the purposes of calculating interest. Interest will be calculated on the entire principal amount advanced from time to time on the terms provided for herein.

The fees, warrants and rights of conversion granted will be as set forth herein. In the event the Lender advances the total $5,625,000.00 additional facility provided for herein (which shall be at the full and unfettered discretion of the Lender) then the Maturity Date shall be not later than 31 December, 2007 (or the earlier of the date demand is made by the Lender).

Fee Adjustment:

In recognition of the inability of the Borrower to repay the Loan and Fees as due and owing and in consideration of the extra-ordinary risk the Lender is undertaking in extending the facility the related fees shall be adjusted as follows:

Facility Fee

The Facility Fee for providing the original loan facility, for rolling over and increasing that facility and for now originating this New Facility of shall be $500,000.00. This fee shall be in recognition of the roll-over of the original and extended loan facility, for making the Further Advances and for granting the New Facility.

The Facility Fee is partial compensation to the Lender for the economic benefit provided to the Borrower. The Facility Fee is a material inducement for the Lender's willingness to extend the loan facility to the Borrower and such fee is not intended to reimburse the Lender for any costs or expenses associated with or incurred by the Lender in connection with the loan transaction.

The Lender notes, however, that the Borrower has been unable to reserve sufficient authorized but un-issued shares to meet the requirements of the Term Sheet and Loan Agreement. The Lender further notes the Borrower is severely constrained in its abilities to pursue alternative financing opportunities or to attract strategic investors or to provide incentive to its employees in the current circumstances.

Issuance of Preferred Shares

Given the above circumstances and at the request of the Borrower, the Lender has agreed to accept, in full and final satisfaction of the Facility Fee of $500,000.00, and in consideration of waiving existing defaults and extending the maturity date of the outstanding loan amounts, the issuance to the Lender of 5 million preferred shares of the Borrower. These preferred shares shall be issued at a price of $0.10 per share and shall carry the following minimum preferences:

     o 28 votes per share at any general or extraordinary meeting of the common shares of the company convened by the Borrower or its shareholders for a total of 140 million votes at any such meeting;

     o convertible into common shares of the Borrower at any time at the sole and absolute discretion of the holder on the basis of 2 common shares for each preferred share tendered for conversion for a total of 10 million common shares in the event all preferred shares are tendered for conversion;

     o such other terms and preferences as are agreed between the Lender and the Borrower;

The preferred shares shall be issued to the Lender on terms and at a date acceptable to the Lender at its sole and absolute discretion. In the event no agreement can be reached in respect of the preferred shares then the Facility Fee shall remain due and owing under the terms hereof. The Borrower, however, recognizes and agrees that time is of the essence in completing the issuance of the preferred shares and affecting an increase in authorized capital and shall act in a timely manner.

Exit Fee

The Exit Fee for providing the loan facility, for rolling that facility over and extending a further facility at a critical time and now for making the Further Advances and for providing the New Facility at a critical time and for terminating the loan (on or before the Maturity Date) and releasing the security shall be $2,800,000.00. This is comprised of $1.3 million provided for under the prior term sheet together with $1.2 million accrued for the Further Advances together with an increase for the New Facility grant of $0.30 million for a total Exit Fee of $2,800,000.00.

The Exit Fee is additional consideration to the Lender for the economic benefit provided to the Borrower. The Exit Fee is a material inducement for the Lender's willingness to provide a further loan facility and to extend the maturity of the original loan facility to the Borrower.

The Facility Fee and Exit Fee shall be payable on or before the new maturity date being the date this loan is terminated by the Lender at its sole and absolute discretion and/or the date of repayment by the Borrower.

The Lender may elect to accept cash or shares of the company, or a combination of cash and shares in any proportion, at its sole discretion, for satisfaction of both the Facility Fee and Exit Fee. If the Lender elects to receive shares for all, or a portion of the fees, the number of shares shall be calculated by taking the amount of fees and using a price of four-cents per share ($0.04) and dividing the fee amount by four cents. This would mean if the $2,800,000.00 of Exit Fees were to be paid for in shares the Lender would receive 70 Million shares of the Borrower. Any shares issued in satisfaction of fees shall be registered by the Borrower as provided below.

The Facility Fee and Exit Fee shall be fully payable on the date this facility is terminated by the Lender or discharged by the Borrower once this Term Sheet has been executed by the Borrower and the Lender irrespective of the actual amount of funds utilized by the Borrower under the facility or early or pre-payment by the Borrower.

Loan Principal Convertible:

The Borrower hereby grants the Lender the right to convert all or any part of the Principal Amount herein and all or any part of the Further Advances and all or any part of the principal amounts advanced under this New Facility into common shares of the Borrower on the same terms as the convertibility of the Fees. The amount of principal elected to be converted by the Borrower shall be converted into common shares of the Borrower using a price of four cents per share ($0.04) and dividing the principal amount elected to be converted by four cents. On this basis if the Lender elected to convert a Principal Amount of $8 million into common shares it would receive 200 million common shares.


Existing Warrant Adjustment:

The Borrower is currently obligated to deliver to the Lender Warrants as follows:

     o    30 million warrants under the original loan facility;

     o 20 million warrants under the loan facility roll-over and increase on February 14, 2006;

     o 11.8 million warrant in respect of advances made under the February 14, 2006 Term Sheet which matured on May 18, 2006; o 57 million warrants in respect of the Further Advances made subsequent to May 18, 2006 to the date hereof

Accordingly the Borrower is obligated to deliver to the Lender warrants entitling the Lender to purchase 118.8 million common shares of the Borrower at an exercise price of six-cents ($0.06) per share (the "Existing Warrants").

The Borrower hereby agrees to adjust the exercise price and date of the Existing Warrants to four-cents ($0.04) and December 18, 2006 respectively. The Term of the Existing Warrant shall be ten-years from December 18, 2006, with an exercise price of $0.04 with all other terms to remain the same.

These Existing Warrants shall be issued in denominations of 10 million warrants or such lesser amount as may be necessary to round out the total amount to be issued and shall be exercisable in whole or in part at the sole discretion of the holder. In the event a warrant is partially exercised the Borrower shall deliver a warrant for the unexercised balance in the same form within 15 days.

Whereas to date the Borrower has not delivered the Existing Warrants to the Lender the Borrower shall undertake to deliver a warrant in the amended terms as provided for herein within 45 days from the execution of this term sheet.

New Warrant Grant

Whereas the roll-over of the existing loan facilities and amounts due and owing is critical for the survival of the Borrower and the Borrower would be unable to continue to operate without this roll-over and whereas the Lender has taken on extraordinary risk in making the original loans and is taking further substantial and material risks in rolling-over the existing loan facilities the Borrower hereby offers and the Lender accepts as an additional material inducement for the Lender to roll-over the facilities, for making the Further Advances and to provide the New Facility and as additional consideration a Warrant to purchase the capital stock ("Shares") of the Borrower on the following terms:

     Number of Shares:  20 Million (20,000,000)

     Strike Price:     $0.03

     Term: The Warrant (the "New Warrant") shall be delivered within 45 days from the date the Term Sheet is executed and may be exercised commencing on December 18, 2006 and shall be valid for a term of ten (10) years from December 18, 2006.

     Denominations:

The warrants shall be issued in amounts divisible by units of 10,000,000 shares or such lesser amount as is required to round out the total and shall be exercisable in whole or in part at any time at the sole discretion of the holder. In the event a warrant is partially exercised the Borrower shall deliver a warrant for the unexercised balance in the same form within 15 days.

     Registration Rights:

Borrower agrees to cause the Shares to be issued or issued to the Lender in connection with the satisfaction of the Fees, Interest payable, or Principal amounts of the loan or in connection with the exercise of the Warrants (collectively the "Registrable Securities") to be registered under the Securities Act on an effective and current registration on Form S-1 (the "Registration Statement") by filing a registration statement with the SEC as soon as reasonably practicable after the date of issuing this warrant, but in any event no later than 5:00 pm Eastern Time on March 15, 2007 (the "Outside Registration Date") shall cause the Registration Statement to be declared effective; provided however, the Outside Registration Date shall be extended for delays beyond Borrowers controls but only to the extent the Borrower has promptly responded to all requests, requirements and orders of the SEC and/or such government agencies with jurisdiction over such Registration Statement. Borrower shall keep the Registration Statement effective and current and shall obtain and maintain in full force and effect all related qualifications, registrations or other compliances that may be necessary under the laws of any applicable jurisdiction, including, without limitation, state securities or "blue sky" laws, until such time as all of the shares issued for fees or under the warrant have been sold or otherwise disposed of and the warrant has expired.

Notwithstanding the foregoing, if 130% of the Registrable Securities shall equal or exceed 30% of the issued and outstanding common stock of the Company (less any shares of common stock held by affiliates of the Company) on the actual filing date of the initial registration statement, the initial registration statement shall register a number of shares of common stock which is equal to 30% of the issued and outstanding shares of common stock of the Company (less any shares of common stock held by affiliates of the company) on such actual filing date minus 10,000 shares of common stock, and the remaining Registrable Securities shall be included on a subsequent registration statement.

Availability of New Facility:

The Borrower has requested and the Lender has agreed to provide a new loan facility in a total amount of up to US $5,625,000.00 as provided for herein.

The Borrower has requested loan draw-downs be made available on a basis of US $225,000 for each bi-monthly period as set forth in Schedule "A" attached hereto.

The Lender may, at its sole and absolute discretion, subject to an amended loan agreement being executed in accordance with the terms of this Term Sheet, advance further loan amounts of US $225,000 on a bi-monthly basis with each advance expected to be made on or after the dates set forth in Schedule "A" attached hereto.

The loan advances detailed above shall be provided at the Lenders sole and absolute discretion. The Lender shall have no obligation to act reasonably or otherwise in exercising its discretion and may elect to terminate further loan advances for any reason whatsoever or for no reason. The Lender at its sole and absolute discretion may elect to terminate the loan facility at any time on or after December 18, 2006 and all amounts then outstanding including principal, interest, fees and expenses shall become immediately due and owing. In exercising its discretion to terminate the loan facility and to make all amounts immediately due and owing the Lender shall have no obligation to act reasonably or otherwise in exercising its discretion and may make its decision for any reason or for no reason whatsoever.

The new loan facility as provided for herein shall terminate on 31 December, 2007, when all amounts of principal, interest, fees and expenses and other amounts provided for herein shall be due and owing in full unless this facility is terminated at an earlier date.


Terms of New Loan Draw Downs


For each loan draw down of US $225,000.00 of the new facility the fees and warrants shall be increased as follows:

Additional Exit Fee:       $80,000.00

Additional Warrants: 3,800,000 on the same date and terms as provided for above for the New Warrant (exercisable at $0.03).



Accordingly if all drawn downs are advanced to the Borrower under this new facility then the Exit Fee will increase by an amount of $2,000,000 and the Warrants will increase by an amount of 95 million.

The additional Exit Fees shall be convertible into shares of the Borrower, in whole or in part, at the sole and absolute discretion of the Lender. The conversion price shall be at the same rate as provided for principal and interest herein, namely four cents per share ($0.04) such that if the entire amount of Exit Fees ($2,000,000.00) were to be converted then the Lender would receive 50 million shares.

Repayment Date:

It is the obligation of the Borrower to repay the Loan and all outstanding interest and Fees in full on demand. In the event the total new loan facility provided for herein is utilized by the Borrower and provided by the Lender then this facility shall terminate on 31 December, 2007.


Closing:

The Closing Date shall be as soon as practical following the execution of this Term Sheet subject to the absolute discretion of the Lender. The Lender accepts no obligation whatsoever to extend the loan or to advance any funds to the Borrower until both the Borrower and the Lender have agreed to and executed all of the documents and agreements contemplated herein, namely, the Term Sheet; the Amended Loan Agreement; the Intellectual Property Security Agreement; the Warrant; and all additional documents and steps contemplated and referred to therein required to be delivered on Closing.

Entering into the Term Sheet and advancing further funds shall not obligate the Lender to advance any additional funds and the facility provided for herein shall be made available at the sole and absolute discretion of the Lender.

Interest Rate:

10% per annum calculated with simple interest on the outstanding balance. Interest accrued during the loan term shall be payable in full on or before the Maturity Date. The Lender may elect, at the Lender's sole and absolute discretion, to accept shares of the Borrower in satisfaction of the outstanding interest accrued and owing on the loan. In the event it elects to accept shares, in whole or in part, in proportions it shall determine at the Lender's sole discretion, then the number of shares shall be determined by dividing the amount of interest to be satisfied with shares by four cents ($0.04) per share to determine the total number of shares to be issued. Accordingly, $400,000.00 of interest would require 1,000,000 shares to be issued for payment. The conversion rate of four cents ($0.04) shall apply to all interest accrued in respect of the initial loan facilities, the Further Advances and the New Facility.


Authorized Share Availability

The exercise by the Lender of the right to convert Fees, Interest or Principal into shares of the Borrower and/or to exercise it warrants shall be subject to the availability, in each instance, of sufficient authorized shares in the share capital of the Borrower being available for this purpose. The Borrower undertakes to use its best efforts to ensure sufficient share capital is available to meet all of the terms contemplated herein. In the event the Lender wishes to convert then it shall be entitled to convert until all authorized shares have been utilized. Any portion of Fees, Interest or Principal not capable of conversion shall be deferred for a period of 180 days. During the period of deferral the Lender can elect (at any time) to either await an increase in capital by the Borrower (the Borrower undertakes that it shall use its best efforts to effect a capital increase sufficient to cover the conversion rights of the Lender) or to accept a two-year warrant in an equal number of shares at the same exercise price (the exercise of which shall be subject to an increase in the authorized capital) and cash payment of the obligation in full. During the term of such two-year warrant the Borrower shall use its best efforts to increase the authorized capital in an amount of shares sufficient for the exercise of the warrant and for any other share entitlements held by the Lender. In the event the Lender elects to await an increase in the authorized capital and such increase cannot occur for any reason within 6 months from the election then the Lender may elect to accept cash payment together with the warrant for this unconverted portion. The Borrower shall then be obligated to deliver cash payment, in full, for the portion of funds owing not capable of conversion together with a warrant to purchase an equal number of shares as would have been issued had the conversion rights been effective with an exercise price the same as the conversion price.

The Borrower hereby agrees to convene a shareholders meeting within 60 days of the date of this Term Sheet and shall use its best efforts to ensure that the preferred shares as provided for herein have been issued to the Lender prior to the date of this meeting. The maters to be decided at the meeting shall include an increase in authorized shares sufficient to meet all obligations of the Borrower to the Lender as existing and as contemplated by the full terms of this Term Sheet.

So long as the Lender holds rights of conversion or warrant exercise that cannot be met by existing authorized capital of the Borrower then the Lender shall be entitled to maintain its full rights of security over the assets of the Borrower as provided for in the Loan Agreement and the Intellectual Property Security Agreement notwithstanding any payments made by the Borrower.


Term-Maturity Date:

The loan shall be a demand loan payable on demand at any time on or after 18 December, 2006.

Deposit Account
Control:

Lender and Borrower shall enter into a "deposit account control agreement" on commercially reasonable terms in which all the Borrower's accounts with any financial institution shall be subject to the Lender's right, in the event of Borrower's default under the terms of the Loan Agreement, to direct such institution to restrict the use of such accounts and to turn over the proceeds from such accounts to Lender.

At Lender's election and sole discretion, upon seven (7) days written notice following the event of Borrower's default under the terms of the Loan Agreement, Borrower shall direct all accounts receivable payments and any payments due to the Borrower whatsoever to be paid to an account controlled by the Lender.



Reporting:

The Borrower shall keep the Lender well informed of all material information that can affect the Borrower's financial status, the ability to repay the loan on time or at all and its general business prospects for continuing operations. In addition to keeping the Lender well informed and current on all material information, the Borrower will specifically provide the following:

1.       Accounts Receivable and Payables monthly.
2. Notice of exceptional material events of any kind, as soon as practicable by phone and email, but not more than 12 hours from the time the Company becomes aware of said exceptional material event.
3. Company prepared financial statements monthly, within fifteen (15) days of month end.
4. Bank statements to be faxed or emailed immediately upon receipt or the Borrower may provide the Lender on-line "view only" access to such accounts.
5.       Year end financial statements and tax returns within 90 days of FYE.
6. Legal documents or demands served on the Borrower, liens or claims filed in respect of the Borrower's assets, immediately by fax or email with phone confirmation to follow.

Collateral:

As security for all the Borrower's obligations under the Loan Agreement and related documents the Borrower shall grand to the Lender a first priority security interest in all of the Borrower's assets now owned or hereafter acquired (hereinafter referred to collectively as, the "Collateral"), including, but not limited to: bank accounts, certificates of deposit, investment vehicles or accounts, cash, accounts receivable, instruments, chattel, paper, and other general intangibles, real estate, leases, leasehold improvements, inventory, machinery, equipment, furniture, fixtures, tools, copyrights, patents, licenses, trademarks, trade names, and any and all other forms of intellectual property (all intellectual property being collectively referred to as "IP") owned or licensed by Borrower. The recordation of a UCC- Financing Statement (and Deed of Trust, if applicable) evidencing Lender's security interest in the Collateral together with all other documents necessary to perfect Lender's security interest in Borrower's IP shall be required before funding.

Notwithstanding the foregoing, the Collateral shall exclude any equipment subject to existing equipment leases or motor vehicles leases or equipment lines of credit in place prior to the Closing and such other equipment or motor vehicles subsequently acquired under such facilities.

The Borrower warrants and represents that at the time of the execution of this Term Sheet there are no liens or claims against the Borrower's intellectual property other than the claims made by Agility which shall be discharged immediately with the proceeds of the Bridge Loan hereunder.

Prepayment:

Borrower may pay off the entire loan together with the fees and interest due and owing without penalty. All payments will be applied first against all obligations under the Loan Agreement other than interest and principal, then in satisfaction of all accrued and unpaid interest through the date of such payment and then against principal.

The Borrower shall give the Lender not less than thirty (30) days advance written notice of the intention to prepay the loan and shall allow the Lender to elect to receive cash or shares for any portion of the obligations for which the Lender shall be entitled hereunder to elect shares.


Other Conditions:

1. The sale of any assets of the company in excess of US$20,000 in value shall be subject to the approval of the Lender and the Lender shall be given 21 days notice of any proposed sale to consider the commercial fairness of the terms.
2. The Borrower shall not undertake any other form of loan or equity financing without the express written consent of the Lender which shall not be unreasonably withheld. The Borrower may enter into discussions regarding loan or equity financing but shall keep the Lender informed of such discussions and all material terms under consideration.
3. The Borrower shall inform the Lender of any proposed issuance of shares or granting of options.
4. No payments shall be made to the Directors or Senior Officers of the Borrower other than those expressly approved under the loan budget or payments for the reimbursement of incidental expenses related to company authorized travel or the ordinary conduct of the Borrower's business without the express written consent of the Lender.


Debt Subordination:

Any and all loans or other obligations of the Borrower shall be subordinated to interest of the Lender excepting there from only Borrower's obligations under equipment leases existing prior to the date of the Closing, provided such facilities are only secured by such equipment or related software and were undertaken in the normal course of business.

The Borrower hereby warrants and represents that it currently has no outstanding loans except the amounts owing to the Lender described herein.

The Lender further acknowledges that its rights may be subject to the statutory legal rights of employees to compensation for termination as provided for by law.

Full Repayment::

The outstanding principal balance, all accrued interest unpaid and all other amounts due and owing under the terms of the Loan Agreement shall be immediately due and payable in full on demand.


TIME IS OF THE ESSENCE WITH RESPECT TO ANY PAYMENT DUE HEREUNDER. The Borrower shall be in immediate default hereunder if any payment is not made in a timely manner, without any right to cure unless such right to cure is granted by the Lender in each instance, which consent shall be in the sole discretion of the Lender and may be withheld for any reason or for no reason whatsoever.

The Lender is not in the ordinary business of extending loans to distressed companies and it is agreed and acknowledged by the Borrower that the Lender shall suffer substantial and material harm if the full amounts owing under the terms of the Loan Agreement and related documents are not paid in full on demand.

The Borrower shall give the Lender not less than thirty (30) full days written notice prior to its intention to repay the amounts owing to the Lender in full or in part and shall allow the Lender to elect during such 30 day period what amounts shall be repaid in cash and which amounts the Lender shall elect to accept payment for in shares.

Notwithstanding the Maturity Date, in the event the Borrower elects and the Lender consents to:

1. a sale of the Borrower's surgical, EP or other product rights;
2. a sale of other assets for proceeds in excess of $1,000,000;
3. a new loan facility;
4. an equity financing with proceeds in excess of $1,000,000; 5. a sale of the entire company or EP and Surgical rights;

Then all obligations under the Loan Agreement shall become immediately due and payable in full (including all accrued interest through to the date of repayment and such other amounts due and owing) and the loan facility shall be terminated (the above events being referred to as a "Triggering Event").

Upon the occurrence of a Triggering Event, Lender shall be entitled to one hundred percent (100%) of the proceeds of such transaction(s) after deducting the reasonable non-operating out-of-pocket costs of such transaction until such time as the loan facility has been indefeasibly repaid in full (including, without limitation, all principal, accrued interest thereon, fees and other amounts due the Lender). In the event the consideration payable to Borrower in connection with such transaction(s) is other than cash in an amount sufficient to indefeasibly satisfy all of the Borrower's obligations under the loan facility, Lender shall be entitled to receive, in addition to such cash (or, at Lender's election, unrestricted, publicly tradable marketable securities, provided such securities are traded on a major public exchange and in regular daily volume sufficient to allow immediate liquidation thereof without negatively impacting the value of such non-cash consideration (after deducting the reasonable non-operating out-of-pocket costs of sale) until full repayment. In the event the Lender elects to receive such unrestricted, publicly tradable marketable securities, Lender shall credit the then outstanding balance under the loan facility, including without limitation, all accrued interest due thereon, fees and other amounts payable to the Lender, with the fair market value of such securities (based on the average closing price per share or unit for the five (5) trading days immediately preceding the date the Lender receives such securities. In the event the Borrower receives non-cash consideration in connection with such transaction, Borrower shall sell, as soon as reasonably practical, such non-cash consideration in a commercially reasonable manner in order to maximize the proceeds of such sale until all amounts owing to the Lender have been indefeasibly paid in full.

Event of Dissolution:

Prior to the full repayment of the Borrower's obligations under the Loan Agreement and related documents, upon the occurrence of any Event of Default (as such term is defined in the various loan documents), including without limitation;

     1. Any action (voluntary or involuntary) to liquidate, dissolve and/or wind down the business of Borrower; or

     2.   any  action  to  suspend   trading  with  respect  to  the  Borrower's
          securities by the Securities Exchange Commission or any other State or Federal governmental agency; or

     3. A legal demand being made on the company by any creditor or alleged creditor demanding an amount of $40,000 or greater;

     Then all amounts due and owing by the Borrower to the Lender shall become immediately due and payable, including without limitation, all amounts of principal, interest accrued to the date of payment, fees and other amounts as may be due and owing under the Loan Agreement and together with any shares the Lender elects to receive in payment and satisfaction of these various obligations as is their right to elect hereunder.

     Exit Fee and Facility Fee:

     The Exit Fee and Facility Fee as provided for herein are additional consideration and are a material inducement for the Lender to provide the proposed loan facility. The Lender shall be entitled to payment of the Exit Fee and Facility Fee in full upon the earlier of the termination of the facility by the Lender, pre-payment by the Borrower, or the occurrence of a Triggering Event or the occurrence of an Event of Default.

     Financial Covenants:

     None.

     Documentation:

     The Lender shall be entitled to review and approve at its sole and absolute discretion all of the documents to be executed and/or delivered in association with this loan transaction. These documents shall include:

     1. Term Sheet;
     2. IP Security Agreement;
     3. Final Term Sheet;
     4. Loan Agreement;
     5. Final IP Security Agreement;
     6. Warrant;
     7. Bank Account Control Agreement;

     And such other reasonable documents based upon the structure of the transaction contemplated herein.

     Expenses:

     Borrower shall reimburse Lender on the Maturity Date for all of Lender's costs in connection with the loan transaction and documenting and funding the loan and this extension of the loan. These costs shall include, but are not limited to, the following: a due-diligence fee of $50,000 and documentation review and preparation fee of $275,000.00 together with any actual attorneys fees paid to attorneys qualified in California for the review and approval of all documentation, attorneys fees in respect of any actions required to be taken in furtherance of the loan or recovery of any amounts owing, or any matter in dispute with the Borrower, any direct out of pocket expenses related to the loan transaction, any direct out of pocket travel expenses to attend any meeting contemplated by the loan transaction. The Lender will provide the Borrower a list of all such expenses and amounts three (3) days prior to the Maturity Date. In the event the Lender does not provide a list then the Borrower shall pay the Lender the amount of $100,000.00.

     Confidentiality:

     This Term Sheet is confidential and proprietary to all parties. This Term Sheet shall not be disclosed to third parties.

     This Term Sheet is hereby agreed between the parties hereto subject to execution of the Loan Agreement and execution and delivery of the various documents contemplated hereby.

     Apix International Limited                      Cardima Inc.


     By: /s/ Robert Cheney                  By: /s/ Gabriel B. Vegh
         -----------------                      -------------------


     Dated this 16th day of January, 2007.